                                                                      Exhibit 11



          SOUTHERN PACIFIC RAIL CORPORATION AND SUBSIDIARY COMPANIES

                       COMPUTATION OF EARNINGS PER SHARE
                       ---------------------------------
                   (In Thousands, Except Per Share Amounts)
                                  (Unaudited)

                                                  Three Months Ended
                                                       March 31,
                                                  ------------------
                                                    1996      1995
                                                   ------    ------
Average number of shares outstanding..........     156,155   156,117
                                                  ========  ========

Net income....................................    $  6,111  $ 16,513
                                                  ========  ========

Earnings per share............................    $   0.04  $   0.11
                                                  ========  ========

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